Exhibit 99.1

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

U-HAUL

Moderator: Jennifer Flachman

November 9, 2005

2:00 pm CT
Operator:
Good afternoon. My name is (Jodi) and I will be your conference facilitator today. At this time I would like to welcome everyone to the AMERCO Second Quarter Fiscal 2006 Investor call. All lines have been placed on mute to prevent any background noise.

After the speakers’ remarks there will be a question and answer session. If you would like to ask a question during this time simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question press star then the number 2 on your telephone keypad. Thank you.

I would now like to turn the conference over to Ms. Jennifer Flachman, Director of Investor Relations. Please go ahead, ma’am.
Jennifer Flachman:

Thank you for joining us today and welcome to the AMERCO Second Quarter Fiscal 2006 Investor Call. Before we begin I would like to remind everyone that certain of the statements during this call regarding general revenues, income and general growth of our business constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995 and certain factors could cause actual results to differ materially from those projected.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

For a brief discussion of the risks and uncertainties that may affect AMERCO's business and future operating results please refer to Form 10-Q for the quarter ended September 30th, 2005, which is on file with the U. S. Securities and Exchange Commission.

Participating in the call today will be Joe Shoen, Chairman of AMERCO. I will now turn the call over to Joe Shoen.
Joe Shoen:

Hello. This is Joe Shoen. I’m speaking to you today from Phoenix, Arizona. I will make the entire presentation for the AMERCO fiscal year 2006, second quarter investor conference call. Gary Horton, AMERCO's Treasurer and Jason Berg, AMERCO's Chief Accounting Officer, will be available during the question and answer session.

For the six months earnings per share came in at $4.69 compared to $4.38 per share for the same period last year. As you know, results include a non-recurring pretax charge of $35.6 million from the first quarter. Our two insurance companies performed on plan. Republic Western’s premium continues to decline as it exits non-U-Haul related risks, Oxford Life Insurance turned in good results and received a ratings upgrade to B+ from the AM Best Organization.

U-Haul performed well in the quarter. Self-moving equipment rental revenue grew about $17.5 million for the quarter. Hurricane Rita disrupted Florida more than the media has been reporting. We are still assessing this disruption to our U-Haul moving business. If there is an impact it’ll be in the third quarter.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

As we discussed last call, in late August we began adding medium-sized trucks to the U-Haul fleet and anticipate adding about 7,000 of these units by our fiscal year-end. These trucks are acquired via TRAC lease financing. We continue to have positive interest from TRAC leasing and find the lease finance market to be strong. With the truck additions I just discussed we finished the quarter with one-way rental truck inventory slightly above the same period last year.

This is as we planned. Looking ahead to the third quarter rental truck inventory will further increase over the prior year and fuel growth compared to that prior period.

Sales of moving-related items were solid in the second quarter. Box sales grew faster than truck rental revenue, towing accessories continue to outperform the same period last year due to improved merchandising. I look for these trends to continue.

Self-storage revenue and occupancy growth are proceeding on plan. The Company is methodically pursuing additional self-storage opportunities both owned and managed. Depending upon the opportunities we will make a modest capital commitment yet this year to increasing owned self-storage.

We continued to complete TRAC lease financings during the quarter and we are in the process of finalizing a $150 million credit facility that will enable the Company to acquire new trucks directly onto our balance sheet and thus gain the advantage of depreciation.

The Company continues to explore initiatives directed at cost containment and reduction. For the six months, revenue increases outpaced cost increases. Overall AMERCO had a good first half and is on plan.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

I’ll now turn the call back to the moderator and we will go to the question and answer session.
Operator:	At this time I would like to remind everyone in order to ask a question please press star then the number 1 on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.
Your first question comes from (Jim Barrett).
(Jim Barrett):	Hi, Joe. Hi, Gary. Hi, Jason.
I had a question for you in terms of the real estate loan and to what degree can you draw upon that loan to finance your growth?
Gary Horton:	(Jim), this is Gary and you’re talking now about the Merrill Lynch loan that we paid down by a considerable amount?
(Jim Barrett):	Yes.
Gary Horton:

We actually have the ability to borrow back all the way up to the original amount of $465 million; however, for each of the years there’s going to be somewhere close to a $30 million amortization that will permanently reduce that. So by the end of the year you could borrow back, if we were at the end of the year we could borrow back to $435 million.

(Jim Barrett):

Okay, that’s certainly fairly clear. Could you talk a little bit about in your Q you mentioned to maintain the current fleet you needed to in some shape or form invest $325 million per year over the next three years. Do you have a forecast as to what degree that number is offset by your projections in terms of first of all, used truck sales?

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Gary Horton:
What you have in components of the truck sales is you will have used pickups and vans which basically fuel its own transaction. Those will be in the $50 million to $70 million over the next few years depending on how many trucks we have.

And I would say that you would have approximately $35 million of sales of what we’ll call box trucks and then included in there you will have some leasing activity which will further bring that down to where your net CAPEX is probably going to be in the $150 million to $175 million or I should say to the $200 million range and that will depend a lot on how many trailers we add, how much real estate as Joe just mentioned.

There will be some modest amount of dollars spent on storage.
(Jim Barrett):	Okay. I noticed your building and improvements were up $35 million in the first half. Did that reflect addition to storage already?
Gary Horton:

There was a movement over into and I believe from RepWest into the books and I think if you look at the total amount you probably have about, I’m going to guess around $38 million. There’s a little bit of what I would say would be construction of properties that have been in process but it’s the smallest amount. The biggest amount was basically the Amerco Real Estate and U-Haul Co-op Canada buying back the properties that were in Republic Western.

(Jim Barrett):	Yeah, I saw that. Okay, thank you very much.
Operator:	Again I would like to remind everyone in order to ask a question please press star then the number 1 on your telephone keypad.
Your next question comes from (Ian Gilson).

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

(Ian Gilson):	Good afternoon, gentlemen. Joe, could you give us the truck count at the end of the quarter in total?
Joe Shoen:	(Ian), I - first of all, do we have a number that we printed in the Q?

Okay, I’m going to have to take a guess at it. I’m going to say probably 93,700 up say from 93,000. Relatively I know just what it is. I’m just not sure what the absolute number is because the number I’m quoting and the number we usually quote is the amount that are out being rented. It eliminates anything that’s in our for sale inventory, okay?

(Ian Gilson):	Okay.
Joe Shoen:

So I’d say we gained around 700 units over the prior period which also would be about 700 units over the summer period so our fleet was actually static or slightly declining most of the prior 12 months and it started to stop losing and then gain inventory in the month of August and maybe by the end of September we were 700 units ahead. That’s a guess. We’re going to see it go up probably a couple of thousand units between now and year-end.

(Ian Gilson):	Okay. You had discussed in earlier conference calls about adding to the large truck fleet. What is the progress on that?
Joe Shoen:

We completed 6,750 large trucks in the middle or end of August and we began adding medium trucks in August and we will continue to add them through about mid-March and that’ll be a little north of 7,000 units probably will get added by mid-March. And then in mid-March we’ll undoubtedly switch truck size again and continue adding at pretty much a similar rate, you know, 300 to 375 a week.

(Ian Gilson):	Okay. Are these General Motors?

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Joe Shoen:
These right now we’re building Fords right now. Ford has a real nice truck in the mid size that we’ve had excellent results with. On maintenance we know this truck pretty well. This truck’s a home run. We’re very confident in it.

(Ian Gilson):	Okay. How about your square feet under managed on self-storage?
Joe Shoen:

Okay, good question. I’m going to - take 33 million and subtract what it shows as owned and then you’ll have managed. You’ll be real close. So it’s going to something like 23 million, 24 million. Well, here he’s showing me - let’s just see here.

Let’s say 24 million is going to be pretty close, (Ian), 24 million.
(Ian Gilson):	Utilization rate on that at the moment?
Joe Shoen:

As of the end of the quarter the entire portfolio was about 88.13%. You know, at a point in time utilization gets - I don’t have average utilization; I just have like utilization at a given day in my mind, okay? So on the end of September we were about 88.13%. Ordinarily there’s a little seasonality to storage so it’s going to probably sink a little bit below that through the winter and then probably in February start trending up.

I’m also at the same time monitoring what we really drive to as far as a metric inside the Company is rooms rented compared to the same day last year, okay. In other words holding inventory constant, how much did you penetrate into that inventory compared to the same time last year. And that takes seasonality out of it and we actually finished October a slight bit up over August so we actually widened our gap in rooms rented going into the slower season.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Now I’m not sure I can maintain that all winter but if I can drive on that all winter that’s my intent is to do it. In other words, open up the spread over the same time last year. So let’s say I’m up 19,000 rooms today. If I can be up 19,500 end of December well then I know I’ve got a real, real strong spring looking me straight in the face.

(Ian Gilson):	Okay. Do you have many storage areas down on the Gulf and in Florida, south Florida?
Joe Shoen:

We have three places that were very hard hit, I mean like in lost the roof and lost the walls and maybe -- no, four that actually got water maybe either chest high or lost the roof in New Orleans, New Orleans Metro. Outside of New Orleans Metro we mainly, you know, had minor damage - you know, a wall split or you lost 10 rooms but nothing of a catastrophic nature.

We have at least three quarters of our damaged stuff in New Orleans heading back online and we’ll be online before this month is out. We’re back in business with a vengeance down there so I think we’re actually opening - our New Orleans repair shop is opening this week. It’s been down now for two months, so it’s opening back up. It had eight feet of water in it but it’s restaffed, we’re reopening and it’ll start slow but it’ll go.

We have had more trouble, believe it or not, with the storms in Florida right now. And to give you an idea that really impacts more the real estate and the storage because we’re very, we have very high occupancy in Florida, you know, high 90’s. So nobody moves out and nobody moves in. It’s, you know, you’re still going to get paid. So occupancy is good in Florida.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

But where our disruption has been in is that so many of our dealers, our U-Haul dealers, have been without power in Central Florida. On Monday of this week in one area that normally would have 90 dealers reporting in, we had 30 dealers reporting in. In other words they weren’t able to turn on their computer.

Now whether they had no electricity or they were home because their home had no electricity; I don’t have an objective way to measure that but I know I didn’t do any business out of them, okay? And any inventory I had parked there was dead inventory. So Florida’s been under-reported in the media.

There’s a lot more power outages - it’s not dramatic destruction, it’s just nothing’s happening. So the storage other than the four that were real hard hit in New Orleans, the hurricane probably helped occupancy because some people, you know, they were dislocated so they brought some stuff to our place and stored it for a while because our place was dry and their house wasn’t, you know?

We probably picked up a few customers if you could actually sort it out but the four stores that were real hard hit were, you know, we’ll start from scratch because they’re nearly empty stores at this point; all the people’s goods and it was destroyed.

(Ian Gilson):	Okay. And how is (Unintelligible) doing?
Joe Shoen:

EMove is making good progress. We’re somewhere north of 2,000 affiliates. We’re working on adding more content. Moving help, component eMove remains strong and it’s running, you know, up in the 80% to 100% over same period last year, in that kind of a range. And that’s the range that we’ve set our target that.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

We’ve set our target at 100%. We don’t make 100% every month but in the 80% to 100% range we’re making those kind of increases there but since it’s a new program it should operate there for a while so we’re basically pleased with the progress.

(Ian Gilson):	Great. Thanks very much.
Joe Shoen:	Thank you too.
Operator:	Your next question comes from (Robert Bruce).
(Robert Bruce):	Hi. Could you tell us, give us any details on what you’re going to do with the $289 million of cash you have on the balance sheet?
Joe Shoen:	This is Joe speaking. I’ll speak for a moment and then I’ll let either Gary, probably Gary.

We’re either - you know, the first thing Gary did was he paid down balances a little bit because trying to rejuggle this facility. We’ve got more availability than we’ve had in recent years and we’re maintaining that ability still a little while longer.

If we see a good opportunity in the self-storage business we want to be prepared to act. We may in the third and fourth quarter use some of that availability to directly purchase trucks rather than TRAC lease them and you could burn up $75 million, $100 million just very quick.

And then as we’ve talked in prior calls, if we don’t determine here pretty soon a way to utilize the money we’ll bring the preferred back in and that’d burn up $150 million of it. So we have a couple of places to spend it. We’re not breaking a leg to do it.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

We continue to push both for new and better financings that bring our average rate and bring our maturities out and this most recent one I alluded to for $150 million on trucks is going to do a variety of those things. It’ll hold our rate down and give us a maturity that matches real well to the assets.

So we’ll continue to try to tune up the general financial profile and even though Gary’s made a lot of progress there it’s still a little bit of work in process. And so we don’t have someplace we’re going to spend it tomorrow I guess is the short answer. If we do spend it, the biggest call on it would be the preferred at $150 million because that’s the biggest single number our there.

(Robert Bruce):	Thank you. Is there any thought of maybe possibly paying a cash dividend on the common stock?
Joe Shoen:

There hasn’t been a lot of discussion about that. I’m a big shareholder myself and my wife brought it up actually. She doesn’t get a big vote so I don’t think that we’re there. I think we’ve got, it’s all borrowed money. I don’t know how to look at it. I mean I guess when you’re in business it’s always on the margin borrowed money but it’s all borrowed money and I would be very surprised.

I haven’t got much sentiment from my board of directors on that and we don’t have a recommendation in to do that although we’ve put it on a, you know, when we make a list that’s one of the things that goes on the list but I didn’t repeat it because I didn’t want to create an expectation. But you’d have to logically consider it but that I think is a very low likelihood.

(Robert Bruce):	Thank you.
Operator:	Again I would like to remind everyone in order to ask a question please press star then the number 1 on your telephone keypad. We’ll pause again to compile the Q&A roster.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Your next question comes from (Jim Barrett).
(Jim Barrett):

Hi again. Joe or Gary, the RepWest transaction of $50 million; was that A) for cash and does that strengthen RepWest’s rating within A.M. Best, would you expect? What are the ramifications of RepWest having liquidated its self-storage units up in Canada?

Gary Horton:

(Jim), this is Gary. The real thing that we were trying to do was clean up the balance sheet of RepWest and move it over. It won’t have any near-term I think effect on the A.M. Best rating. It gives them what I would call more liquidity, more cash to invest which again raises the question, is there investments out there that will give them a good return? When you’re not doing any business so you’re going to be investing in high-grade corporates and governments at this time.

(Jim Barrett):	I see.
Joe Shoen:

(Jim), let me add a little bit to that because one of the things we’ve been methodically doing is trying to develop lots of options for our board so that when we go to the board they say well, can we do this, we want to be able to say you bet you can, now should you? And so doing this just cleaned up the relationship between the two companies to where if somebody says what are your options; well, our options are we already know all the cards are already out on the table. There’s no reshuffling of the deck that would have to occur.

And this was the last component of any major size that related us, the U-Haul business, with the property/casualty company so that now if any decision’s made to say, well, what’s the impact. Well, the impact will be an impact on Republic Western and an impact on the parent, not an impact on a sister company, does that make sense?

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

(Jim Barrett):	Correct. Yeah, it does, yeah.
Joe Shoen:	That’s really what it did and I think it also makes the regulators; it takes away one final thing. You know, Republic Western had a bad run with the regulators here in Arizona.
(Jim Barrett):	Right, yep.
Joe Shoen:

And this takes away, they don’t have anything to bellyache about. Now that doesn’t mean they will stop bellyaching but they don’t have a logical reason to complain about anything. And if you ran the numbers on Republic Western, the actual financial numbers, it’s a very strong although very small company so it’s financially a very, very strong company and it ought to be. It ought to be treated as such by people.

I don’t expect that either Best or the Arizona Department of Insurance is going to do that because they’re going to try to lag reality by one or two years if they can. And okay, that’s what they do for a living but I think it makes for a very simple analysis of RepWest. There’s going to be no doubt in anybody’s mind, is there any crossover or any, you know, intercompany pricing that’s clouding the financial picture or anything. No, there is none.

On some of those sites we were paying them some rent so that rent went away. We got an interest bill at U-Haul instead and for U-Haul it actually averaged down a little bit because it did because we got good financing. But we’re attempting to continue to have clear alternatives that we can present to the board of directors so they can make the best decision they know how.

(Jim Barrett):	Okay.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Gary Horton:
Just as a final one to that, (Jim), as a follow on financing because we had talked before about doing one in our third quarter with Oxford. We did a similar financing for the similar reasons in October and it was probably totally in the $40 million range I believe is what the total that we took out of Oxford Life.

(Jim Barrett):	When you say a follow up financing, Gary, you mean the parent company took $40 million of cash that was not necessary for RepWest to run its business and brought it back to the parent?
Gary Horton:	No.
Joe Shoen:	No, just the opposite.
Gary Horton:

We actually did a CMBS financing on both RepWest and on Oxford that basically allowed us to keep virtually all of the cash that we had on hand before the financing to give us the greatest amount of flexibility to use that money when we have actually gone through and determined a use for it.

(Jim Barrett):

Okay. I see. That’s interesting. And then finally moving back to the truck rental business just for a moment, with all the new fleet additions - well, first of all, Joe, the Q talks about maintaining your fleet over the next three years and we already went through the numbers on that but is that your plan or is your plan to grow the fleet and therefore spend more than the $150 million to $200 million net?

Joe Shoen:

You know, the plan - we work on that pretty actively except for the four hard months of summer where we just kind of run. But for instance right now we’re meeting and going through it, meeting and going through it. It’s gets extremely specific if we can identify 200-truck market where we can incrementally dump in 200 trucks, we’re going for it. I mean okay, we’re going for it.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Now at the same time I find markets that we’re lagging in, I suck trucks out of them or I don’t, my guys do, okay?
(Jim Barrett):	Right.
Joe Shoen:

So I mean, this is a constant process. The highest I’ve ever run the fleet is about 100,000, 102,000, okay? And we’re running say, you know, 93,000, 94,000 right today. So may we expand into that? We very well may. If we do, ordinarily when we expand the fleet we do it by deferring sales more than accelerating purchases if that makes sense.

(Jim Barrett):	Okay.
Joe Shoen:

So if we did you’d probably see us slow down sales a little bit. We’re doing right now, we’re accelerating some purchases because we have a real nice tradeoff of maintenance against depreciation and interest. So in other words it’s just a money deal.

(Jim Barrett):	Right.
Joe Shoen:

There’s no expansion of the fleet. It’s just a pure money deal. I know that I can buy the new truck and between my depreciation, interest and maintenance have a lower net number than against the truck I’m getting rid of. And I know for pretty certain what price I can get rid of it, you know, I’ve got a lot of those uncertainties worked out.

So we’re going to continue to do that and I think the biggest thing that’s going to make a difference on the financial statement presentation is if we switch from TRAC leasing everything and we bring some on our books. It’s immediately going to what I’ll call artificially inflate our CAPEX. Our CAPEX doesn’t change but the minds that it goes into change, (Jim).

(Jim Barrett):	Yep.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Joe Shoen:
And so that’ll - I’ve been trying to kind of give people plenty of lead on this so nobody goes oh, my gosh, oh, my gosh. You know, they’re spending $50 million they didn’t plan to. Oh, no, no, no, no. We planned to spend the money. The question was whether we off-balance sheeted it with a TRAC or on-balance sheeted it with a purchase. And the calculation is, is we’re a taxpayer, we can use the depreciation and how much the combination of what the TRAC lessor will pay us for the depreciation and their implicit cost of funds against our cost of funds and how we value the depreciation moves our decision.

So long as we have good availability and, you know, as (Robert) pointed out earlier, we have availability so we ought to optimize profits to the corporation and if we do make those things and I think it’s pretty certain we’re going to bring some trucks on-balance sheet, the only question is what day we do it. As we do that it’s going to - the way the accountants book it it’ll make CAPEX grow but it’s really not growing. It’s just reclassing.

(Jim Barrett):	Right.
Gary Horton:

Yeah, the two things for everyone on the phone to always look at and that is why I’ve said it a lot is always look at EBITDA plus the lease expense because even though because it’ll cause the EBITDA to go up but again it’s an artificial movement and so if you look at the two of them it’ll give you more of a straight line.

The other thing that’s out there that we don’t know as Cendant breaks up, we don’t know what they’re going to do with Budget and that’s just another one of those items that you have to look at. Whether you do anything with it or not, it’s something out there that could effect and say they decide just to get out of the truck market. I think that you would see the board and the marketing people look at adding more trucks to fill that void.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

(Jim Barrett):
Hmm, yeah. And then do your plans suggest that the newer trucks will net - I understand what it would do to your stated cash flow statements or to CAPEX. What would, broadly speaking, be the ramifications to your earnings because I assume for starters your maintenance goes down, correct?

Joe Shoen:	Yes. Gary will try to answer that.
(Jim Barrett):	Okay.
Gary Horton:

What I’ve looked and one of the things that we probably should take, you should really take a hard look at is as we do this, what you’re doing is trading lease expense for depreciation and interest with as you add a new truck you reduce the maintenance and repair part.

What I think you should see is a continuation of what we’ve shown so far through the six months where we’ve had about a 17% improvement in margin. So as Joe also mentioned you see that our revenue is going up faster than our overall expenses which is the one that drives that margin.

(Jim Barrett):	Right. And then finally, if the truck fleet’s a little bigger over the wintertime, does that increase your fixed costs over the wintertime?
Joe Shoen:

Yeah, I think it would. I mean how exactly it hits the income statement, the timing of that and beyond, but sure it does and what we would be looking to do of course is you want to be in the starting block when the race starts and so it’s part of your opportunity.

(Jim Barrett):	Sure.
Joe Shoen:	If you could add them all on Memorial Day it would be a wonderful thing but it just doesn’t work that way.
(Jim Barrett):	I understand you.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Gary Horton:
And the other thing too, (Jim), that happens when you make that decision and you start building inventory and building up you truck fleet and building up you new CAPEX, what you are doing is with a great deal of potential - I’m not going to say it’s there all the time - you will reduce your repairs through the winter.

(Jim Barrett):	Well, I could see that, sure. Okay.
Well, thank you both. I appreciate it.
Joe Shoen:	Thank you, (Jim).
Operator:	Your next question comes from (John Curtis).
(John Curtis):	Good afternoon. I have three questions. I notice that the earnings from SAC II Holding were down a little bit even though revenues were up. I was wondering if you explain that, first off.
Joe Shoen:	Say, why don’t you give us all three and then we’ll…
(John Curtis):	Okay. The second question relates to Oxford. Now with getting the ratings upgrade what does that portend for possible expansion of the business.
Joe Shoen:	Okay.
(John Curtis):

And then third, in looking at maybe potential acquisitions in the rental storage area, what are you seeing in terms of opportunities of larger portfolios versus just kind of smaller one-offs or just smaller groups of properties.

Joe Shoen:	Okay. I’m going to handle them in reverse order. I’ll take the storage acquisition, I’ll give Jason Oxford and possible expansion and we’ll see, either Jason and Gary will fight over SAC-II, okay?
(John Curtis):	Okay, that’s fine.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Joe Shoen:
Okay, so on potential storage acquisition of course the big news out there is that Citibank and Bank of America are shopping the Shurgard portfolio. That’s a real nice portfolio property with a national presence and good locations but of course like anything that’s a good candidate it’ll go for good money. So over the coming days and week as that situation kind of fleshes out, we of course will look at that and that’s a big deal. After that it falls way, way, way, way, way back at least as far as it’s on my radar screen.

There are routinely a lot of let’s say 10 to 15 portfolios being shopped right now and they’re shopping them at I think unrealistically high cap rates. In other words they perceive this a seller’s market and they want to go in and reap multiples for a privately held storage.

Well, I don’t think that the REITs are going to break a leg to do that and I don’t think we will either so that particular group you’re dealing with pretty aware ownership and they’ve kind of set themselves a mark on something like a 16 multiple of NOI 12 months going forward. Well, that’s a pretty strong statement and I’m not so sure we’re going to run in on any of that. We haven’t so far.

Now on one-offs there still is a decent marketplace for those and the reason is, is that the universe - it’s an imperfect marketplace I guess like some things are so once in a while you can find something that’s attractive but even at that it would be a 10-cap on NOI is today considered a low rate.

So, you know, I bought lots of stuff at 6- and 8-cap so, you know, paying 10 times is a lot in my - it’s a lot of a multiple, 6 and 8 multiples. And here, you know, 10 is considered a very low multiple in this market but it’s multiples closer to that that we’re an interested buyer just because we have to have some margin to reward our team too.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

So we will continue to do that. We continue to look at some building and some conversions. We’re the preeminent people in the United States at least on converting other use facilities into storage. That’s a vast marketplace and we’re kind of slowly building up our focus on that or our complement of personnel on that and just more stuff’s coming on our horizon.

And I think when I said in my original remarks, we may spend some money yet this year - my guess is if it’s anything over $10 million or $15 million it will be in some conversions rather than outright purchases although again if the opportunity presents itself we’ll hit on it but I don’t expect to see us pick up a 10 or 15 store portfolio in the next say 5 months.

But we’re actively looking at them and my experience even when it was more a buyer’s market was we had to look at 100 to find 1 that met our criteria and I would say it’ll probably be worse than that now once you run the statistics. But until you’ve gone through say 1,000 potentials or something you really haven’t ginned up the machine and we’re going through them and I have a staff that’s very capable of doing this. And we’re going through them and we’re picky.

So I guess that’s what I could tell you for the next 5 months and maybe, Jason, you can deal with Oxford on the rating and it’s possible implications for growth or expansion?
Jason Berg:

Sure. (John), this is (Jason). The ratings upgrade to B+ puts Oxford back into the secure rating range for A.M. Best. Before all the restructuring Oxford had a B++. The ultimate goal is to get back to a B++, which would put them back in the place where they were before and kind of open up the same markets.

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

What this does though, it should be able to start turning the trend. As Oxford revenues have been decreasing now over the last year or so because of the ratings, it’s going to be a slow turnaround but this does allow them to get back out, get some of the agents back and start to turn it around in the primary markets that it focuses on.

So I wouldn’t expect it to be an immediate turnaround in revenues but hopefully it’s going to start to slow down the decline in revenue and then eventually turn it back around with the hope of getting back to a B++ at which point we’d see some growth like we saw in the past.

(John Curtis):	In terms of how long it might take to get back to that former rating, would that be like an 18-month or 2-year process?
Jason Berg:

No, we typically meet with A.M. Best at least once a year. The last time we spoke with them, you know, we said we needed at least to get to a B+ to start the process and I would say anywhere from 6 months to a year we could be back there to present the case and see what we could do.

(John Curtis):	Okay.
Gary Horton:

One of the things - this is Gary - that it does also is it opens up all the opportunities associated with Oxford because of that higher rating. And it doesn’t move it one way or another; it just enhances the whole thing. Then that makes it much better from a lot of different standpoints.

(John Curtis):	Okay. How about on the SAC II? What’s happening with the numbers there?
Gary Horton:	I actually have shown and again - does it actually show down or is it slightly up for the six months?

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

(John Curtis):	I was looking at the quarter, just at the quarter. For the six months it’s just down barely a couple of hundred thousand in earnings before elimination.
Gary Horton:

Okay, I was looking at it on an operating income basis. I think there has been changes in cost of sales which has actually increased and again it is for the quarter. For the year-to-date it’s pretty well stabilized at where it should be at - Jason, at about what level on the year-to-date?

Jason Berg:	Oh, on the year-to-date we’re at - looking at those numbers before income tax or after income tax -
Gary Horton:	Just on the cost of sales.
Jason Berg:	Oh, on the cost of sales I don’t have that in front of me. I’ll have to get that.
Gary Horton:	Okay.
Joe Shoen:	I can speak to it. There’s nothing systemic going south there.
(John Curtis):	Okay.
Joe Shoen:

So it’s going to be something; I’m not quite sure what they’re saying in change in the cost of sales here but obviously some - maybe the way they’re accruing the cost of sales. So their accounting is a little separate from ours. They changed a little bit how they accrue cost of sales and so they’re more aggressively deducting sales. But the underlying rental profile of the properties is doing great.

(John Curtis):	Okay. All right, thank you.
Operator:	Thank you. At this time there are no further questions. Mr. Shoen, are there any closing remarks?

U-HAUL
Moderator: Jennifer Flachman
11-09-05/2:00 pm CT
Confirmation #2283563

Joe Shoen:	Well, I want to thank all of you for your participation in the call and encourage you, if you know anybody who needs to move or store send them to U-Haul. God knows we’d like the business.
So thank you again; look forward to seeing you for the third quarter call.
Operator:	Thank you. This concludes today’s AMERCO's Second Quarter Fiscal 2006 Investor call. You may now disconnect.

END